Exhibit 99(i)

Infrastructure Development’s Quoted on OTC Market Group’s OTCQB

Salt Lake City, UT, February 28, 2011 -- Infrastructure Developments Corp. (OTCQB: IDVC) wishes to advise shareholders that its common stock is quoted on the OTC Market Group’s quotation system or OTCQB.

The OTCQB is the middle tier of the OTC marketplace reserved for fully reporting issuers that are quoted on the Bulletin Board or the OTC Market Group system or both.  The OTC Market Group system classifies all over the counter companies into one of three tiers (OTCQX, OTCQB, or OTC Pink) based on differing levels of disclosure. The tiers of disclosure separate those issuers compliant with Securities and Exchange Commission requirements on the OTCQB from the more speculative marketplace known as the “Pink Sheets.”

Infrastructure Developments expects to return its common stock to quotation on the Bulletin Board as soon as is practicable.

About Infrastructure Developments Corp.:

Infrastructure is an engineering and construction services company that services an underserved niche in the global project management spectrum, targeting specialized projects and subcontracts that are too small to attract giant multinational firms, but which still require world class engineering expertise. Staffed by key personnel with decades of experience in performing work for the US Department of Defense and the US Department of State, Infrastructure is familiar with the complex requirements of government contracts and the unusual challenges of performing high-standard work in challenging environments.

Forward-Looking Statements:

A number of statements contained in this press release are forward-looking statements. These forward-looking statements involve a number of risks and uncertainties including (i) our ability to procure and successfully complete design-build and management projects, (ii) competitive market conditions, and (iii) our prospects for securing additional sources of financing as required. The actual results that Infrastructure may achieve could differ materially from any forward-looking statements due to such risks and uncertainties. Infrastructure encourages the public to read the information provided here in conjunction with its most recent filings on Form 10-Q and Form 10-K. Infrastructure's public filings may be viewed at www.sec.gov.

Contact:

Infrastructure Developments Corp.

Thomas Morgan, CEO

202.579.9472

trmorgan@idvcinc.com

www.idvcinc.com

Morningstar Corporate Communications

Chris Dove, President

888.876.9995

info@mscorpcommunications.com

www.mscorpcommunications.com